Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Noble Corporation plc of our report dated February 17, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of Noble Corporation (Successor), which appears in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 30, 2022